Exhibit 7

GROUP TERMINATION AGREEMENT

This Group Termination Agreement (this “Agreement”) is made as of April 16, 2010, by and among SRB Management, L.P., a Texas limited partnership; BD Media Investors LP, a Texas limited partnership; SRB Greenway Opportunity Fund, (QP), L.P. a Texas limited partnership; SRB Greenway Opportunity Fund, L.P., a Texas limited partnership; BC Advisors, LLC, a Texas limited liability company; Steven R. Becker; Matthew A. Drapkin; Kleinheinz Capital Partners, Inc., a Texas corporation; Kleinheinz Capital Partners LDC, a Cayman Islands limited duration company; Global Undervalued Securities Fund, L.P., a Delaware limited partnership; Global Undervalued Securities Fund (QP), L.P., a Delaware limited partnership; Global Undervalued Securities Fund, Ltd., a Cayman Islands exempted company; Global Undervalued Securities Master Fund, L.P., a Cayman Islands exempted limited partnership; and John B. Kleinheinz.

WHEREAS, the undersigned entered into a Joint Filing Agreement, dated December 17, 2009 (the “Joint Filing Agreement”) whereby the undersigned formed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to shares of common stock (the “Common Stock”) of Alloy, Inc., a Delaware corporation (the “Company”) and agreed to take certain actions as a “group”; and

WHEREAS, the undersigned wish to terminate their status as a “group” and the Joint Filing Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The parties hereto hereby terminate their status as a “group” for purposes of Section 13(d)(3) of the Exchange Act with respect to the Common Stock of the Company as of the date hereof.

2.
The parties hereto hereby terminate the Joint Filing Agreement as of the date hereof; provided that such termination shall not relieve any party hereto from liability under the Joint Filing Agreement incurred prior to such termination.

3.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

4.	This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.

5.
Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this agreement as of the date first written above.

SRB MANAGEMENT, L.P.

By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BD MEDIA INVESTORS LP

By:	SRB Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

SRB GREENWAY OPPORTUNITY FUND, (QP), L.P.

By:	SRB Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

SRB GREENWAY OPPORTUNITY FUND, L.P.

By:	SRB Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BC ADVISORS, LLC

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

STEVEN R. BECKER

/s/ Steven R. Becker

MATTHEW A. DRAPKIN

/s/ Matthew A. Drapkin

KLEINHEINZ CAPITAL PARTNERS, INC.

By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President

KLEINHEINZ CAPITAL PARTNERS LDC

By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: Managing Director

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

By:	Kleinheinz Capital Partners, Inc., its investment manager

	By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

By:	Kleinheinz Capital Partners, Inc., its investment manager

	By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President

GLOBAL UNDERVALUED SECURITIES FUND LTD.

By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: Director

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	Global Undervalued Securities, L.P., its general partner:

	By:	Kleinheinz Capital Partners, Inc., its investment manager

		By:	/s/ John B. Kleinheinz
Name: John B. Kleinheinz
Title: President

JOHN B. KLEINHEINZ

/s/ John B. Kleinheinz